As filed with the Securities and Exchange Commission on January 27, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2665054 (I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California (Address of principal executive office)	95110 (Zip Code)

Quantum Corporation 2021 Inducement Plan
(Full title of the plan)

Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Corporate Secretary
Quantum Corporation
224 Airport Parkway, Suite 550
San Jose, California 95110
(408) 944 4000
(Name, address and telephone
number of agent for service)
Copy to: James J. Masetti Julie Park Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
	Smaller reporting company ☐	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

QUANTUM CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plan are effective in order to provide an increase in the pool from which to grant inducement awards to certain employees of the Registrant granted pursuant to the Quantum Corporation 2021 Inducement Plan in compliance with Nasdaq Marketplace Rule 5635(c)(4). The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-252601), excluding reports that the Registrant filed with the Commission that were incorporated into the Form S-8 Registration Statements in order to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement of the Registrant:

(a)Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022;

(b)Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022 and September 30, 2022;

(c)Registrant’s Current Reports on Form 8-K filed with the Commission on April 11, 2022 (solely with respect to Item 8.01), April 27, 2022, May 18, 2022, June 16, 2022, August 22, 2022, September 28, 2022, and January 11, 2023; and

(d)The description of Registrant’s common stock contained in Registrant’s registration statement on Form 8-A filed on January 29, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Registrant’s directors to the Registrant or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. The Registrant's Bylaws, as amended, provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Registrant has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

The Registrant has entered into Indemnification Agreements with its current and former directors and certain officers, to indemnify directors and officers of the Registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant.

ITEM 7. Exemption From Registration Claimed.

Not applicable.

ITEM  8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in the signature page to this Registration Statement).
99.1	2021 Inducement Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).
99.2	Amendment No. 1 to 2021 Inducement Plan.
99.3
Form of Market-Based Restricted Stock Unit Grant Agreement for U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.4
Form of Market-Based Restricted Stock Unit Grant Agreement for Non-U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.5
Form of Restricted Stock Unit Grant Agreement for U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

99.6
Form of Restricted Stock Unit Grant Agreement for Non-U.S. Employees (under the 2021 Inducement Plan) (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-8 (File No. 333-252601) filed on February 1, 2021).

107	Filing Fee Table.

ITEM 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 27th day of January, 2023.

QUANTUM CORPORATION

By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Corporate Secretary
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Lerner, Kenneth P. Gianella and Brian E. Cabrera, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ James J. Lerner	President, Chief Executive Officer and Chairman of the Board (Principal	January 27, 2023
James J. Lerner	Executive Officer)

/s/ Kenneth P. Gianella	Chief Financial Officer (Principal Financial Officer)	January 27, 2023
Kenneth P. Gianella

/s/ Lewis W. Moorehead	Chief Accounting Officer (Principal Accounting Officer)	January 27, 2023
Lewis W. Moorehead

/s/ Rebecca J. Jacoby	Director	January 27, 2023
Rebecca J. Jacoby

/s/ Donald Jaworski	Director	January 27, 2023
Donald Jaworski

/s/ Hugues Meyrath	Director	January 27, 2023
Hugues Meyrath

/s/ Christopher D. Neumeyer	Director	January 27, 2023
Christopher D. Neumeyer

/s/ Marc E. Rothman	Director	January 27, 2023
Marc E. Rothman

/s/ Yue Zhou White	Director	January 27, 2023
Yue Zhou White

PILLSBURY WINTHROP SHAW PITTMAN LLP
2550 Hanover Street
Palo Alto, CA 94304-1115

January 27, 2023

Quantum Corporation
224 Airport Parkway, Suite 550
San Jose, CA 95110

Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for Quantum Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an aggregate of 730,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Company’s 2021 Inducement Plan (the “Plan”).
We have reviewed and are familiar with such corporate proceedings and other matters as we have considered relevant or necessary for the opinion expressed in this letter. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable. The opinion set forth in this letter is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" in Registration Statement on Form S-8 of Quantum Corporation for the registration of common stock and to the incorporation by reference therein of our report dated June 6, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Quantum Corporation's Annual Report on Form 10-K for the year ended March 31, 2022, filed with the Securities and Exchange Commission.

/s/ Armanino LLP

Armanino LLP
San Ramon, California

January 27, 2023